UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2021

5:01 ACQUISITION CORP.

(Exact name of Registrant as specified in its Charter)

Delaware	001-39612	85-2790755
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

501 Second Street, Suite 350 San Francisco, CA		94107
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 993-8570

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	FVAM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 10, 2021, 5:01 Acquisition Corp. (the “Company”) filed its Form 10-Q for the quarterly period ended September 30, 2021 (the “Q3 Form 10-Q”), which included a subsection in Note 2 entitled “Revision to Previously Reported Financial Statements,” (“Note 2”) that describes a revision to a portion of the Company’s previously issued financial statements for the classification of its Class A common stock, par value $0.0001 per share, sold in the Company’s initial public offering (“IPO”) on October 16, 2020, including the shares issued upon exercise of the underwriters’ over-allotment option (collectively, the “Public Shares”). As described in Note 2, upon its IPO, the Company classified a portion of the Public Shares as permanent equity to maintain net tangible assets greater than $5,000,000 on the basis that the Company will consummate its business combination only if the Company has net tangible assets of at least $5,000,001. The Company’s management re-evaluated the conclusion and determined that the Public Shares included certain provisions that require classification of the Public Shares as temporary equity regardless of the minimum net tangible assets required to complete the Company’s business combination. As a result, management corrected the error by revising all Public Shares as temporary equity. This resulted in an adjustment to the initial carrying value of Class A common stock subject to possible redemption with the offset recorded to additional paid-in capital, accumulated deficit and Class A common stock.

Also in Note 2 of the Q3 Form 10-Q, in connection with the change in presentation for the Public Shares, the Company revised its earnings per share calculation to allocate income and losses shared pro rata between the two classes of shares. This presentation differs from the previously presented method of earnings per share, which was similar to the two-class method.

As described above, originally the Company determined the changes were not qualitatively material to the Company’s previously issued financial statements and revised its previously financial statements in Note 2 to its Q3 Form 10-Q. However, upon further consideration of the material nature of the changes, the Company determined the change in classification of the Public Shares and change to its presentation of earnings per share is material quantitatively and the Company should restate its previously issued financial statements.

Therefore, on December 6, 2021, the audit committee (the “Audit Committee”) of the board of directors of the Company concluded, after discussion with the Company’s management, that the Company’s previously issued (i) audited balance sheet as of October 16, 2020 (the "Post IPO Balance Sheet"), (ii) audited financial statements included in the Company’s Annual Report on Form 10-K for the period from August 31, 2020 (inception) through December 31, 2020, filed with the Securities and Exchange Commission (the “SEC”) on March 17, 2021 (the “Form 10-K”), (iii) unaudited condensed financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, filed with the SEC on May 7, 2021, (iv) unaudited condensed financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021, filed with the SEC on August 11, 2021; and (v) Note 2 to the unaudited condensed financial statements included in the Q3 Form 10-Q (collectively, the “Affected Periods”), should be restated and should no longer be relied upon. Similarly, other communications describing the Company’s financial statements and other related financial information covering the Affected Periods should no longer be relied upon.

Additionally, the Audit Committee determined that it is appropriate for the Company to file an amendment to its Form 10-K (the “Form 10-K/A”), including a restated Post IPO Balance Sheet and restated audited financial statements for the period from August 31, 2020 (inception) through December 31, 2020, and an amendment to its Q3 Form 10-Q (the “Q3 Form 10-Q/A”), including restated unaudited condensed financial statements for the quarterly periods ended March 31, 2021 and June 30, 2021, in each case, reflecting the restatement of the Public Shares and change to its presentation of earnings per share for the Affected Periods, as soon as practicable. The Q3 Form 10-Q/A will also include a revised Note 2 to the unaudited condensed financial statements of the Q3 Form 10-Q and Item 4 of Part I included in the Q3 Form 10-Q.

The Company does not expect any of the above changes will have any impact on its cash position and cash held in the trust account established in connection with the IPO.

After re-evaluation, the Company’s management has concluded that, in light of the errors described above, a material weakness existed in the Company’s internal control over financial reporting for complex securities during the Affected Periods and that the Company’s disclosure controls and procedures were not effective as of the end of each of the Affected Periods or September 30, 2021. The Company’s remediation plan with respect to such material weakness will be described in more detail in the Form 10-K/A and Q3 Form 10-Q/A.

The Audit Committee has discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with WithumSmith+Brown, P.C., the Company’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

5:01 ACQUISITION CORP.

	By:	/s/ Rebecca L. Lucia
Rebecca L. Lucia
Chief Financial Officer
Date: December 7, 2021